Exhibit 1.1
Execution Version
$250,000,000
HUMANA INC.
$250,000,000 5.375% Senior Notes due 2031
UNDERWRITING AGREEMENT
March 26, 2025
J.P. MORGAN SECURITIES LLC
BARCLAYS CAPITAL INC.
As Representatives of the several
Underwriters named in Schedule 1
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Dear Ladies and Gentlemen:
Humana Inc., a Delaware corporation (the “Company”), proposes to sell $250,000,000 aggregate principal amount of the Company’s 5.375% Senior Notes due 2031 (the “Additional Notes”). The Additional Notes offered hereby will be an additional issuance of the 5.375% Senior Notes due 2031 that were issued in an aggregate principal amount of $1,250,000,000 on March 13, 2024 (referred to herein as the “Existing 2031 Notes” and, where the context requires, together with the Additional Notes, referred to herein as the “Notes”). The Additional Notes are to be issued pursuant to an Indenture, dated as of August 5, 2003 (the “Base Indenture”), as supplemented by the Twenty-Eighth Supplemental Indenture, dated as of March 13, 2024 (the “2031 Notes Supplemental Indenture”; the Base Indenture, as supplemented by the 2031 Notes Supplemental Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (as successor to The Bank of New York), as trustee (the “Trustee”). This is to confirm the agreement concerning the purchase of the Additional Notes from the Company by the Underwriters named in Schedule 1 hereto (the “Underwriters”).

1.    Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:
(a)    A registration statement on Form S-3 with respect to the Additional Notes has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act; and the Base Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Copies of such registration statement and any amendments thereto have been delivered by the Company to you as the Representatives (the “Representatives”) of the Underwriters. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Additional Notes (the “Prospectus Supplement”). As used in this Agreement, “Effective Time” means the date and the time as of which any part of such registration statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations; “Effective Date” means the date of any Effective Time; “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Additional Notes; “Preliminary Prospectus” means each preliminary prospectus included in such registration statement, or amendments thereof, or filed with the Commission by the Company with the consent of the Representatives, as provided herein, pursuant to Rule 424(b) of the Rules and Regulations and the preliminary prospectus supplement specifically relating to the Additional Notes; “Registration Statement” means such registration statement, as amended at the most recent Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the registration statement as of such Effective Time pursuant to Rule 430A, Rule 430B or Rule 430C of the Rules and Regulations; “Prospectus” means such final prospectus as supplemented by the Prospectus Supplement specifically relating to the Additional Notes in the form first used to confirm sales of the Additional Notes and as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; “Time of Sale” means the time when sales or contracts for sales of the Additional Notes were first made; and “Pricing Disclosure Package” means, as of the Time of Sale, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus listed on Schedule 2(A) hereto. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the initial Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has, to the knowledge of the Company, been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) of the Rules and Regulations.
(b)    The Company has at all times since the time of the initial filing of the Registration Statement been and continues to be a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) eligible to use Form S-3 for the offering of the Additional Notes, including not having been an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) at any time since such time, and is not the subject of a pending proceeding under Section 8A of the Securities Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to the Delivery Date (as defined in Section 4 hereof). The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.
(c)    The Registration Statement conformed and will conform in all material respects on each applicable Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference into the Pricing Disclosure Package or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder.
(d)    The Registration Statement did not, as of each applicable Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with the Underwriters’ Information (as defined in Section 8(e) hereof).
(e)    The Prospectus will not, as of its date, the date of any amendment or supplement thereto or the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with the Underwriters’ Information.
(f)    The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(g)    The Pricing Disclosure Package as of the Time of Sale did not, and at the Delivery Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with the Underwriters’ Information. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package, and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.
(h)    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.
(i)    The Company has not distributed and, prior to the completion of the delivery of the Additional Notes, will not distribute, any offering material in connection with the offering and sale of the Additional Notes other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus set forth on Schedule 2 hereto.
(j)    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) each of the Company’s subsidiaries (as defined in Section 16 hereof) has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization, and (iii) except as would not result in a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), the Company and each of its subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification. The Company and each of its subsidiaries have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, and none of the subsidiaries of the Company is a “significant subsidiary” (as such term is defined in Rule 405 of the Rules and Regulations) except for CenterWell Health Services, Inc., Conviva Group Holdings, LLC, Humana Insurance Company, Humana Medical Plan, Inc. and Metropolitan Health Networks, Inc. (together, the “Significant Subsidiaries”).
(k)    The Company has an authorized capitalization as set forth in the Preliminary Prospectus and the Prospectus in the column entitled “Actual” under the caption “Capitalization”, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and all of the issued shares of capital stock or other equity interest of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors’ qualifying shares or as set forth on Schedule 3 hereto) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.
(l)    The Company has all requisite power and authority to execute, deliver and perform its obligations under the Indenture and the Additional Notes; and the Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; and the Additional Notes have been duly authorized, and, when duly executed, authenticated, issued and delivered as provided in the Indenture, will be duly and validly issued and outstanding, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; and the Additional Notes, when issued and delivered, will conform to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus in all material respects.
(m)    The Company has all requisite corporate power and authority to enter into this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company.
(n)    The execution, delivery and performance of this Agreement and the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Additional Notes will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, agreement with any governmental or regulatory authority to which the Company or any of its Significant

Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or its Significant Subsidiaries is subject, or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of (i) the charter or by-laws (or other similar organizational documents) of the Company or any of its subsidiaries or (ii) any statute or any order, rule or regulation of any governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clause (ii), such violations as would not have a Material Adverse Effect; and except for the registration of the Additional Notes under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Trust Indenture Act and applicable foreign or state securities or blue sky laws in connection with the purchase and distribution of the Additional Notes by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such governmental agency or body or court is required for the execution, delivery and performance of this Agreement or the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby and the issuance and sale of the Additional Notes.
(o)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities other than the Additional Notes in the securities registered pursuant to the Registration Statement.
(p)    Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Pricing Disclosure Package and the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any Material Adverse Effect, otherwise than as set forth in the Pricing Disclosure Package and the Prospectus.
(q)    The financial statements (including the related notes and any supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Pricing Disclosure Package and the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. No pro forma financial information is required to be filed with the Commission pursuant to Regulation S-X with respect to any acquisitions or dispositions by the Company since January 1, 2024.
(r)    PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, whose report is incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which it reported and which are contained or incorporated in the Registration Statement, the Preliminary Prospectus and the Prospectus.
(s)    The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
(t)    The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.
(u)    The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except for such claims as would not have a Material Adverse Effect.
(v)    Other than as expressly set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(w)    There are no contracts or other documents which are required to be described in the Preliminary Prospectus and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Preliminary Prospectus and the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.
(x)    No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that is required to be described or incorporated by reference in the Preliminary Prospectus and the Prospectus which is not so described or incorporated by reference.
(y)    No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect.
(z)    The Company and each of its subsidiaries are in compliance with all applicable federal and state statutes, regulations, rules and orders relating to the healthcare and insurance industries, in each case with such exceptions as would not have a Material Adverse Effect.
(aa)    There has been no, and the Company and its subsidiaries have not been notified of and have no knowledge of any, event or condition that would reasonably be expected to result in an information security breach or other compromise of any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data, equipment or technology (including the foregoing of their respective customers, employees, suppliers and vendors with respect to the Company and its subsidiaries’ businesses) (collectively, “IT Systems and Data”), where such security breach or compromise has had or would have, individually or in the aggregate, a Material Adverse Effect. The Company and its subsidiaries (i) are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court, arbitrator or governmental or regulatory authority, internal policies and contractual obligations, in each case, relating to the privacy and security of IT Systems and Data, and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except for any non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) have implemented backup and disaster recovery technology consistent with industry standards and practices.
(bb)    The Company is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); to the best of the Company’s knowledge no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; to the best of the Company’s knowledge the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the best of the Company’s knowledge nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
(cc)    Except as would not have a Material Adverse Effect, the Company has filed all federal, state, local and foreign tax returns required to be filed through the date hereof and has paid all taxes due thereon. No tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.
(dd)    Since the date as of which information is given in the Pricing Disclosure Package through the date hereof, and except as may otherwise be disclosed in the Pricing Disclosure Package, the Company has not (i) issued or granted any securities except for employee stock options and restricted stock awards, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.
(ee)    None of the Company or any of its subsidiaries (i) is in violation of its charter or by-laws (or other similar organizational documents), (ii) is in default in any respect, and to the best of the Company’s knowledge, no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, with respect to clauses (ii) and (iii), such defaults or violations as would not have a Material Adverse Effect.
(ff)    The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of their respective financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for their respective assets is compared with existing assets at reasonable intervals.
(gg)    The Company and each of its subsidiaries are in compliance with all applicable federal and state statutes, regulations, rules and orders relating to the environmental protection or the protection of human health, in each case with such exceptions as would not have a Material Adverse Effect.
(hh)    None of the Company or any of its subsidiaries is an “investment company” (as such term is used under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder).
(ii)    The Company, each of its directors and officers (as it relates to the Company) and its subsidiaries are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission adopted pursuant thereto, including the provisions of Section 404 thereof, in each case with such exceptions as would not have a Material Adverse Effect.
(jj)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(kk)    None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (acting on behalf of the Company or any of its subsidiaries, as applicable) (i) has used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (x) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (y) the U.K. Bribery Act 2010 (the “Bribery Act”), and the Company, its subsidiaries and, to the Company’s knowledge, the Company’s affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith or (iv) has made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.
(ll)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
(mm)    None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company, any of its subsidiaries (acting on behalf of the Company or any of its subsidiaries, as applicable) is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries, located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Additional Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
For purposes of this Section 1 as well as for Section 7 hereof, references to “the Preliminary Prospectus and the Prospectus” or to “the Pricing Disclosure Package and the Prospectus” are to each of such prospectuses (or, in the case of the Pricing Disclosure Package, the Preliminary Prospectus included therein) as a separate or stand-alone document (and not the two such prospectuses taken together).
2.    Purchase of the Additional Notes by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of 99.341% of the principal amount thereof, plus accrued interest from October 15, 2024, the respective amount of the $250,000,000 aggregate principal amount of the Additional Notes set forth opposite that Underwriter’s name in Schedule 1 hereto.
The Company shall not be obligated to deliver any of the Additional Notes to be delivered on the Delivery Date, except upon payment for all the Additional Notes to be purchased on the Delivery Date as provided herein.
3.    Offering of the Additional Notes by the Underwriters. Upon authorization by the Representatives of the release of the Additional Notes, the several Underwriters propose to offer the Additional Notes for sale upon the terms and conditions set forth in the Pricing Disclosure Package and Prospectus.

The Company hereby acknowledges that (a) the purchase and sale of the Additional Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
4.    Delivery of and Payment for the Additional Notes. Delivery of and payment for the Additional Notes shall be made at the office of Simpson Thacher & Bartlett LLP, at 10:00 A.M., New York City time, on March 31, 2025 or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Delivery Date.” On the Delivery Date, the Company shall deliver or cause to be delivered the Additional Notes evidenced by one or more global securities registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”) for the account of the Underwriters against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall make the Additional Notes available for inspection, either in person or by email, by the Representatives in New York, New York, not later than 5:00 P.M., New York City time, on the business day prior to the Delivery Date.
5.    Further Agreements of the Company. The Company agrees:
(a)    To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A, Rule 430B or Rule 430C of the Rules and Regulations; to pay to the Commission the registration fees for the offering of the Additional Notes within the time period required by Rule 456(b)(1)(i) of the Rules and Regulations, and in any event no later than one day prior to the Delivery Date, and otherwise in accordance with Rule 456(b) and Rule 457(r) of the Rules and Regulations; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Delivery Date except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Additional Notes; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Additional Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;
(b)    To deliver promptly and without charge to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the Indenture), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required at any time after the date hereof in connection with the offering or sale of the Additional Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their reasonable request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance or to file such document;
(c)    To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;
(d)    Prior to filing with the Commission any amendment to the Registration Statement or the Prospectus or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and Simpson Thacher & Bartlett LLP, as counsel for the Underwriters, and obtain the consent of the Representatives to the filing of such amendment or supplement, as applicable (such consent not to be unreasonably withheld);
(e)    That, unless it has obtained or will obtain the prior written consent of the Representatives, it has not made and will not make any offer relating to the Additional Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) that would require filing with the Commission, other than the information contained in the final term sheet prepared and filed pursuant to Section 5(f); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any other free writing prospectuses identified on Schedule 2 hereto. Any such other free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus (and that each such Permitted Free Writing Prospectus shall be deemed to be an Issuer Free Writing Prospectus for the purposes of this Agreement) and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping;
(f)    To file a final term sheet for the Additional Notes, containing solely a description of final terms of the Additional Notes and the offering thereof, substantially in the form of Exhibit A hereto, pursuant to Rule 433(d) of the Rules and Regulations within the time frame required by such Rule;
(g)    If, at any time prior to the filing of a final prospectus pursuant to Rule 424(b), any event occurs as a result of which the Pricing Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made at such time not misleading, to: (i) notify promptly the Representatives so that any use of the Pricing Disclosure Package or such Issuer Free Writing Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Pricing Disclosure Package or such Issuer Free Writing Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriters in such quantities as the Representatives may reasonably request;
(h)    As soon as practicable, to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158 of the Rules and Regulations);
(i)    For so long as any of the Additional Notes are outstanding, to furnish and deliver without charge to the Representatives and the Trustee, copies of all materials furnished or otherwise made available by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to any national securities exchange pursuant to the requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder (such materials, reports and financial statements collectively, the “Reports”); provided, however, that the obligations of the Company shall be considered satisfied for the purposes of this Section 5(i) so long as the Company shall file such Reports electronically with the Commission pursuant to Regulation S-T under the Rules and Regulations, and such Reports shall be publicly available;
(j)    Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Additional Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Additional Notes; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
(k)    For the period from the date of the Prospectus until the Delivery Date, not to, directly or indirectly, offer for sale, sell, grant any option to purchase, issue or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any debt securities of, or guaranteed by, any of the Company or its subsidiaries which are substantially similar to the Additional Notes (other than the Additional Notes), in each case, without the prior written consent of the Representatives;
(l)    To apply the net proceeds from the sale of the Additional Notes being sold by the Company as set forth in the Pricing Disclosure Package and the Prospectus;
(m)    To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an “investment company” (as such term is used under the Investment Company Act and the rules and regulations of the Commission thereunder); and
(n)    To not take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Additional Notes.
6.    Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Additional Notes and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and exhibits thereto, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendment or supplement thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Additional Notes;

(e) any applicable listing or similar fees; (f) the fees and expenses of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Company, and of PricewaterhouseCoopers LLP; (g) if applicable, the fees and expenses of qualifying the Additional Notes under the securities laws of the several jurisdictions as provided in Section 5(j) of this Agreement, including, without limitation, the cost of preparing any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Additional Notes under the securities laws of any state or other jurisdiction (any such application, document or information, a “Blue Sky Application”) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of Simpson Thacher & Bartlett LLP, counsel to the Underwriters); (h) the cost of “road show” presentation materials; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in Section 8 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Additional Notes which they may sell and the expenses of advertising any offering of the Additional Notes made by the Underwriters.
7.    Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
(a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus; no stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(2) of the Rules and Regulations.
(b)    No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(c)    The Company shall have furnished to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, all documents and information that they may reasonably request to enable them to pass upon all corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Additional Notes, the Registration Statement, any Issuer Free Writing Prospectus, the

Pricing Disclosure Package and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby.
(d)    The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion letter or letters, dated as of the Delivery Date, with respect to the issuance and sale of the Additional Notes, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as the Representatives may reasonably require.
(e)    Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Company, shall have furnished to the Representatives its written opinion letter or letters, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives.
(f)    Joseph C. Ventura, Chief Legal Officer to the Company, shall have furnished to the Representatives his written opinion letter, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives.
(g)    Concurrently with the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information contained in such Preliminary Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(h)    With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated the Delivery Date (i) confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information contained in the Prospectus and other matters of the type covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
(i)    The Company shall have furnished to the Representatives a certificate, dated the Delivery Date, of two officers of the Company satisfactory to the Representatives stating that:
(i)    The representations, warranties and agreements of the Company in Section 1 of this Agreement that are qualified as to materiality are true and correct as of the Delivery Date and the representations, warranties and agreements of the Company in Section 1 that are not qualified as to materiality are true and correct in all material respects as of the Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Section 7(a) and (j) have been fulfilled; and
(ii)    They have carefully examined the Registration Statement, the Pricing Disclosure Package and the Prospectus and, in their opinion (A) as of (1) each applicable Effective Date the Registration Statement did not, (2) the Time of Sale the Pricing Disclosure Package did not, and as of the Delivery Date the Pricing Disclosure Package does not, and (3) its date the Prospectus did not, and as of the Delivery Date the Prospectus does not, in each case, include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and (B) since the applicable Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement which was not so set forth.
(j)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Preliminary Prospectus and the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, in or affecting the business, properties, results of operations, financial condition or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth in the Preliminary Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Additional Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.
(k)    Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.
(l)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or trading in any securities issued or guaranteed by the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or New York state authorities, (iii) a material disruption in commercial banking or securities settlement or clearance services has occurred, or (iv) there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Additional Notes being delivered on the Delivery Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
(m)    No default or event which, with notice or lapse of time or both, would constitute such a default shall have occurred and be continuing, or would result from the transactions contemplated hereby prior to, concurrently with or immediately following the consummation of the offering of the Additional Notes under the Indenture.
(n)    The Additional Notes shall have been duly executed and delivered by the Company and authenticated by the Trustee.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters.
8.    Indemnification and Contribution.
(a)    The Company shall indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Additional Notes), to which that Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the

Prospectus or in any amendment or supplement thereto (ii) the omission or alleged omission to state in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Additional Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with the Underwriters’ Information. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any director, officer, employee, agent, affiliate or controlling person of that Underwriter.
(b)    Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters’ Information, and shall reimburse the Company and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, employees, agents, affiliates and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, directors, officers, employees, agents, affiliates and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
(d)    If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Additional Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Additional Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Additional Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Additional Notes under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Additional Notes underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8 are several in proportion to their respective underwriting obligations and not joint.
(e)    The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Additional Notes by the Underwriters set forth in the fifth paragraph, the fourth sentence of the seventh paragraph and the eighth, ninth and tenth paragraphs under the caption “Underwriting” in the Prospectus Supplement are correct and constitute the only information concerning such Underwriters furnished in writing to the Company through the Representatives by or on behalf of the Underwriters specifically for inclusion in the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (the “Underwriters’ Information”).

9.    Defaulting Underwriters. If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Additional Notes which the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the aggregate principal amount of Additional Notes set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total aggregate principal amount of Additional Notes set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Additional Notes on the Delivery Date if the total aggregate principal amount of Additional Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total aggregate principal amount of Additional Notes to be purchased on the Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the aggregate principal amount of Additional Notes which it agreed to purchase on the Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Additional Notes to be purchased on the Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase Additional Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses of the non-defaulting Underwriters to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases the Additional Notes which a defaulting Underwriter agreed but failed to purchase.
Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Additional Notes of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.
10.    Termination.    The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Additional Notes if, prior to that time, (i) any of the events described in Sections 7(j), 7(k) and 7(l) shall have occurred, (ii) the representation in Section 1(g) is incorrect in any respect, or (iii) the Underwriters shall decline to purchase the Additional Notes for any reason permitted under this Agreement.
11.    Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Additional Notes for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed (other than with respect to a termination pursuant to clause (ii) of Section 10 if the Company and the Underwriters subsequently enter into another agreement for the Underwriters to underwrite the same or substantially similar securities of the Company), or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable documented out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Additional Notes, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
12.    Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and
(a)    if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to:
(i)    J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: High Grade Syndicate Desk – 3rd Floor (Fax: (212) 834-6081);
(ii)    Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133);
in each case with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Mark Brod (Fax: (212) 455-2502); or
(b)    if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (Fax: (502) 580-3615), with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Joshua Wechsler (Fax: (212) 859-4000).
13.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
14.    Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Additional Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
15.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)    For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
16.    Definitions of “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.
17.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
18.    Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. The words “executed,” “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
19.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature pages to follow]

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

HUMANA INC.

By	/s/ Robert Marcoux
	Name:	Robert Marcoux
	Title:	Vice President and Treasurer
[Signature page to Humana Underwriting Agreement]

Accepted:
J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Executive Director
For itself and as a Representative
of the several Underwriters named
in Schedule 1 hereto
[Signature page to Humana Underwriting Agreement]

Accepted:
BARCLAYS CAPITAL INC.

By:	/s/ James Gutow
	Name:	James Gutow
	Title:	Managing Director
For itself and as a Representative
of the several Underwriters named
in Schedule 1 hereto
[Signature page to Humana Underwriting Agreement]

SCHEDULE 1

Aggregate Principal Amount of Additional Notes
Underwriters
J.P. Morgan Securities LLC	$150,000,000
Barclays Capital Inc.	$62,500,000
BofA Securities, Inc.	$12,500,000
Mizuho Securities USA LLC.	$12,500,000
U.S. Bancorp Investments, Inc.	$12,500,000
Total	$250,000,000
[Signature page to Humana Underwriting Agreement]

SCHEDULE 2
ISSUER FREE WRITING PROSPECTUSES
(A) Issuer Free Writing Prospectuses considered part of the Pricing Disclosure Package:
•Term sheet substantially in the form of Exhibit A hereto
(B) Issuer Free Writing Prospectuses not considered part of the Pricing Disclosure Package:
•None
[Signature page to Humana Underwriting Agreement]

SCHEDULE 3
HUMANA INC.
PARTNERSHIPS/JOINT VENTURES
Pennsylvania
DVACO-2, LLC, a Pennsylvania limited liability company, is the parent company of Accountable Care Organization of Delaware Valley, LLC, a Pennsylvania limited liability company d/b/a Delaware Valley ACO, and DVACO – 3, a Pennsylvania limited liability company.  Collectively, these entities operate accountable care organizations (“ACO”) in certain counties in Pennsylvania.  Humana Inc. owns 51% of the membership interests in DVACO-2, Jefferson Alliance, LLC, owns 24.5% of the membership interests in DVACO-2, and Main Line Health, Inc., owns 24.5% of the membership interests in DVACO-2.

EXHIBIT A
HUMANA INC.
$250,000,000 5.375% Senior Notes due 2031
March 26, 2025
Pricing Term Sheet

Issuer:	Humana Inc.
Ratings*:	[Intentionally Omitted]
Trade Date:	March 26, 2025
Settlement Date:	(T+3) March 31, 2025
Active Bookrunners:	J.P. Morgan Securities LLC Barclays Capital Inc.
Additional Notes

Security Description:
$250,000,000 5.375% Senior Notes due 2031 (the “Additional Notes”)
The Additional Notes will become part of the same series as the outstanding 5.375% Senior Notes due April 15, 2031, $1,250,000,000 aggregate principal amount of which was originally issued on March 13, 2024, for all purposes.

Aggregate Principal Amount:
$250,000,000 of the Additional Notes
Immediately after giving effect to the issuance of the Additional Notes and together with the previously issued $1,250,000,000 in aggregate principal amount of the 5.375% Senior Notes due 2031, the total outstanding aggregate principal amount of the 5.375% Senior Notes due 2031 will be $1,500,000,000.

Coupon:	5.375%
Maturity Date:	April 15, 2031
Price to Public:	99.941% of the principal amount, plus accrued interest for the period from and including October 15, 2024 up to but excluding the settlement date
Benchmark Treasury:	4.000% UST due February 28, 2030
Benchmark Treasury Price / Yield:	99-19 ¾ /4.086%
Spread to Benchmark Treasury:	+130 bps
Yield to Maturity:	5.386%
Interest Payment Dates:	April 15 and October 15, commencing April 15, 2025
Optional Redemption:	Make-whole call at T+20 bps plus accrued and unpaid interest
Par Call:	On or after February 15, 2031
CUSIP/ISIN:	444859 CA8 / US444859CA81
___________________

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement thereto relating to the Additional Notes and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement thereto relating to the Additional Notes if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533 or Barclays Capital Inc. toll-free at (888) 603-5847.
Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.